UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 20, 2012

BABY FOX INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-150835	26-0775642
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Unit E8, 3/F, Tat Comm. Bldg. 97
Bonham Strand East, Sheng Wan, Hong Kong
(Address of principal executive offices)

Telephone: + 852-2815-0191

Suite 6A02, Hanwei Plaza, 7 Guanghua Rd. Beijing, China 100004
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 20, 2012, Baby Fox International, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among Mu Zhang, Catalpa Holdings, Inc., First Prestige, Inc., JD Infinity Holdings, Inc. and Favor Jumbo Enterprises Limited (collectively referred to as the “Sellers” or individually as a “Seller”), Super-stable Group Holdings Limited (the “Purchaser”), and the Company. Pursuant to the terms of the Purchase Agreement, on March 20, 2012 (the “Closing Date”), the Buyer acquired from the Sellers 1,912,813 shares (the “Purchased Stock”), or approximately 80.0%, of the issued and outstanding common stock of the Company. In consideration for the sale of the Purchased Stock, the Buyer paid the Sellers $250,000. Pursuant to the terms of the Purchase Agreement, the then current officer and director of the Company resigned on the Closing Date and Wei Wang was named sole Director of the Company and Nanfang Tong was named President, Secretary and Treasurer of the Company. Wei Wang is the sole owner and a director of the Buyer and Nanfang Tong is the President and Treasurer of the Buyer. Such resignation and appointments were effective as of the Closing Date with respect to the directors and officers of the Company. Mu Zhang, the former sole director and officer of the Company, is one of the Sellers. A copy of the Purchase Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. All references to the Purchase Agreement are qualified in their entirety by the text of such exhibit.

Item 5.01.	Changes in Control of Registrant.

(a)               On March 20, 2012, Super-stable Group Holdings Limited, a Hong Kong limited company, acquired 1,912,813 shares, or approximately 80.0%, of the issued and outstanding shares of common stock of the Company, from the Sellers. The acquisition was governed by the terms of the Stock Purchase Agreement among the Buyer, the Sellers and the Company dated March 20, 2012. As a result of the Buyer’s acquisition of the Purchased Stock, a change in voting control of the Company took place and the Buyer now controls the Company by reason of its ownership of approximately 80.0% of the issued and outstanding common stock of the Company and the appointment of Wei Wang as sole Director of the Company and Nanfang Tong as President, Secretary and Treasurer of the Company. Wei Wang is the sole owner and a director of the Buyer and Nanfang Tong is the President and Treasurer of the Buyer.

Prior to the transaction, the Sellers owned 1,912,813, or approximately 80.0%, of the issued and outstanding shares of common stock of the Company. The number of shares of common stock of the Company sold to the Buyer by each of the Sellers was as follows: Mu Zhang – 1,308,255; Catalpa Holdings, Inc. – 178,410; First Prestige Inc. – 164,648; JD Infinity Holdings Inc. – 164,648; and Favor Jumbo Enterprises Limited – 96,852.

The aggregate purchase price paid by the Buyer for the Purchased Stock was $250,000 (the “Cash Consideration”). The Cash Consideration was paid to the Sellers in cash and was funded by a loan from Shenzhen Wonhe Technology Co., Ltd.

There are no arrangements or understandings among the Buyer and the Sellers and their associates with respect to the election of directors or other matters, except that at the closing on the Closing Date: (a) Mu Zhang resigned as a member of the Company’s board of directors and as Chief Executive Officer, Chief Financial Officer and Secretary of the Company, and (b) Wei Wang was named sole Director of the Company and Nanfang Tong was named President, Secretary and Treasurer of the Company. Wei Wang is the sole owner and a director of the Buyer and Nanfang Tong is the President and Treasurer of the Buyer. Biographical information relating to Ms. Wang and Mr. Tong is set forth below.

The registrant anticipates that it may enter into a business combination with an operating manufacturer of high-tech information technology products business located in China. No agreements have been reached on terms of any such possible combination and no contracts nor other documents have been executed. Such high-tech information technology products manufacturing business was founded in 2010 by the President, Secretary and Treasurer of the registrant and it is in the process of obtaining audited financial statements. The registrant will not make a decision on any such possible combination until it receives the financial report of such possible target company and management has the opportunity to review and evaluate the report.

The Company was a “shell company”, as defined in Rule 12b-2 of the Exchange Act prior to the change in control. In accordance with paragraph (8) of Item 5.01 of Form 8-K, the Company is required to provide the information that would be required if the Company were filing a Form 10 registration statement under the Exchange Act upon consummation of the transaction, provided that where such information has been previously reported, the Company may identify the filing in which this disclosure is included, instead of including the required disclosure in this Form 8-K. Except as modified by this current report on Form 8-K, the Company hereby incorporates the relevant information contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 28, 2011, its Quarterly Reports on Form 10-Q filed with the SEC on November 14, 2011, and February 14, 2012, its Current Reports on Form 8-K filed with the SEC on December 6, 2011, January 11, 2012 and January 25, 2012, and its Amendment No. 8 to Form S-1/A filed with the SEC on July 27, 2010 into this Current Report on Form 8-K.

Further reference is made to the disclosures set forth under Items 1.01 and 5.02 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Properties

We do not own any properties. During fiscal year 2011 we leased office space from our former sole officer on a rent-free basis without any lease agreement or obligation. On March 20, 2012, we moved our headquarters to office space occupied by Wei Wang, our sole Director, and continue to have no lease agreement or obligation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 21, 2012, certain information with respect to the beneficial ownership of our common stock, by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group.

Unless otherwise indicated the address of each person identified in the table is c/o the Company, Unit E8, 3/F, Tat Comm. Bldg. 97, Bonham Strand East, Sheng Wan, Hong Kong. Under securities law, a person is considered a beneficial owner of any securities that the person owns or has the right to acquire beneficial ownership of within 60 days. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse. The information in this table is as of March 21, 2012 based upon 2,390,013 shares of common stock outstanding.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership		Percent of Class
Wei Wang (Director)	1,912,813	(1)	80.0%	(1)
Nanfang Tong (President, Secretary and Treasurer)	-		-
Mu Zhang (former CEO) Suite 6A02, Hanwei Plaza, 7 Guanghua Rd. Beijing, China 100004	-		-
Jieming Huang (Former CEO) Shanghai Minhang District 89 Xinbang Road, Suite 305-B5 China	-		-
All officers and directors as a group (four persons)	1,912,813		80.0%
Super-stable Group Holdings Limited	1,912,813		80.0%	(2)

(1) Ms. Wang is a director and the sole owner of Super-stable Group Holdings Limited, which is the owner of 1,912,813 shares of the Company’s common stock. Accordingly, Ms. Wang may be considered the indirect beneficial owner of such shares.

(2) Our director Wei Wang is the sole owner and director of Super-stable Group Holdings Limited. Our President, Secretary and Treasurer Nanfang Tong is president and treasurer of Super-stable Group Holdings Limited. Ms. Wang has sole voting and dispositive power over the common stock of the Company held by Super-stable Group Holdings Limited, and may therefore be considered the indirect beneficial owner of such shares.

Directors and Executive Officers

On March 20, 2012, the board of directors appointed the new director and executive officer as listed below.

NAME	AGE	POSITION
Wei Wang	25	Director
Nanfang Tong	40	President, Secretary and Treasurer

Wei Wang has served as our director since March 2012. Ms. Wang graduated from the Hunan Normal University with a Bachelor’s Degree in International Trade. From 2010 to 2011, Ms. Wang served as a securities trader, and from 2011 to 2012 as an investment sub-manager, in the Changde Securities Department of China National Securities Ltd.

Nanfang Tong has served as our President, Secretary and Treasurer since March 2012. Mr. Tong graduated from the Huazhong University of Science and Technology with a Bachelor’s Degree in Applied Electronics. From 2004 to 2009, Mr. Tong served as General Manager at Zhongshan Yinli Automatic System Devices Co., Ltd, a manufacturer of security equipment. From 2009 to 2010, Mr. Tong served as Executive Deputy General Manager at Zhongshan Yinli Automatic System Devices Co., Ltd. From 2010 to the present, Mr. Tong has served as Chief Executive Officer at Shenzhen Wonhe Technology Co., Ltd., a manufacturer of high-tech information technology products.

Family Relationships

None of the Company’s directors or executive officers is related by blood, marriage or adoption to any other director or executive officer.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the American Stock Exchange.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)                None.

(b)                On March 20, 2012, Mu Zhang resigned as a member of the Company’s board of directors and as Chief Executive Officer, Chief Financial Officer and Secretary of the Company. Ms. Zhang’s resignations were effective on such date.

(c)                On March 20, 2012, Nanfang Tong was appointed as the Company’s President, Secretary and Treasurer, effective immediately. The circumstances surrounding the appointment of Mr. Tong are described under Items 1.01 and 5.01(a), above.

Mr. Tong, age 40, graduated from the Huazhong University of Science and Technology with a Bachelor’s Degree in Applied Electronics. From 2004 to 2009, Mr. Tong served as General Manager at Zhongshan Yinli Automatic System Devices Co., Ltd, a manufacturer of security equipment. From 2009 to 2010, Mr. Tong served as Executive Deputy General Manager at Zhongshan Yinli Automatic System Devices Co., Ltd. From 2010 to the present, Mr. Tong has served as Chief Executive Officer at Shenzhen Wonhe Technology Co., Ltd., a manufacturer of high-tech information technology products.

(d)                On March 20, 2012, Wei Wang was appointed as the sole member of the Company’s board of directors. The circumstances surrounding Ms. Wang’s appointment are described under Items 1.01 and 5.01(a), above.

Ms. Wang, age 25, graduated from the Hunan Normal University with a Bachelor’s Degree in International Trade. From 2010 to 2011, Ms. Wang served as a securities trader, and from 2011 to 2012 as an investment sub-manager, in the Changde Securities Department of China National Securities Ltd.

(e)                None.

(f)                Not applicable.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Stock Purchase Agreement dated March 20, 2012, by and among Mu Zhang, Catalpa Holdings, Inc., First Prestige, Inc., JD infinity Holdings, Inc., Favor Jumbo Enterprises Limited, Super-stable Group Holdings Limited and Baby Fox International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BABY FOX INTERNATIONAL, INC.

	By:	/s/ Nanfang Tong
Nanfang Tong
President, Secretary and Treasurer

Dated: March 23, 2012